Footnote Disclosures:

U.S. Government Money Market Fund

Effective on the close of business on September 21, 2001, the Fund acquired assets through in-kind transactions. These transactions transferred the underlying securities and net cash balances of the Evergreen Reserve U.S. Government Money Market Fund and Evergreen CRT U.S. Government Money Market Fund to the Fund. In each transaction, shareholders redeemed out of one fund and purchased shares in another fund representing the value of those underlying securities and net cash balances which resulted in no gain or loss to the shareholders.

------------------ ----------------- --------------------- --------------------
---------------
     Class A           Class S            Amortized
  Shares Issued     Shares Issued            Cost                Fund Assets
                                                                  Liquidated
------------------ ----------------- --------------------- ---------------------
------------------ ----------------- --------------------- ---------------------
                   142,697,475       141,335,447           Evergreen Reserve
                                                           U.S. Government
                                                           Money Market Fund

------------------ ----------------- --------------------- ---------------------
------------------ ----------------- --------------------- ---------------------
4,236,815,719                        4,210,792,202         Evergreen CRT U.S.
                                                           Government
                                                           Money Market Fund

------------------ ----------------- --------------------- ---------------------

The amount of shares issued by the Fund assets liquidated are reflected in the proceeds from shares sold in the Statement of Changes in Net Assets for the year ended January 31, 2002.

Municipal MMKT

10. IN-KIND TRANSACTIONS

Effective on the close of business on September 21, 2001, the Fund acquired assets through inkind transactions. These transactions each transferred the underlying securities and net cash balances of certain money market funds in the Evergreen family of funds to the Fund. In each transaction, shareholders redeemed out of one fund and purchased shares of the Fund representing the value of those underlying securities and net cash balances which resulted in no gain or loss to the shareholders.

[GRAPHIC OMITTED][GRAPHIC OMITTED]

The amount of shares issued is reflected in the Statement of Changes in Net Assets for the year ended January 31, 2002. Effective on the close of business on May 24, 2002, the Fund acquired assets through an in-kind transaction. This transaction transferred the underlying securities and net cash balances of Wachovia Tax-Free Money Market Fund to the Fund. In the transaction, shareholders redeemed out of Wachovia Tax-Free Money Market Fund and purchased 206,896,186 of Class S shares of the Fund in consideration for securities net of the cash balance valued at $205,839,632, which resulted in no gain or loss to the shareholder. The value of securities net of the cash balance received by the Fund and the number of Class S shares issued are reflected in the Statement of Changes in Net Assets for the year ended January 31, 2003.

Money Market Fund

Effective on the close of business on September 21, 2001, the Fund acquired assets through in-kind transactions. These transactions each transferred the underlying securities and net cash balances of certain money market funds in the Evergreen family of funds to the Fund. In each transaction, shareholders redeemed out of one fund and purchased shares in another fund representing the value of those underlying securities and net cash balances which resulted in no gain or loss to the shareholders.

Class A           Class S

Shares Issued     Shares Issued     Amortized cost   Fund Assets Liquidated

                   467,751,631      $ 463,205,538    Evergreen Reserve
                                                     Money Market Fund
7,493,449,831                        $7,481,088,568  Evergreen CRT
                                                     Money Market Fund

The amount of shares issued and value of security received are reflected in the proceeds from shares sold in the Statements of Changes in Net Assets for the year ended January 31, 2002.

Effective on the close of business on May 24, 2002, the Fund acquired assets through an in-kind transaction. This transaction transferred the underlying securities of Wachovia Money Market Fund into the Fund. In the transaction, shareholders redeemed their shares in Wachovia Money Market Fund and purchased the same number of shares, 445,207,606, of Class S shares of the Fund in consideration for securities valued at $444,231,114, which resulted in no gain or loss to the shareholder. The value of securities received by the Fund and the number of Class S shares issued are reflected as proceeds from shares sold in the Statement of Changes in Net Assets for the year ended January 31, 2003.

Treasury Money Market Fund

Effective on the close of business on May 24, 2002, the Fund acquired assets through an in-kind transaction. This transaction transferred the underlying securities of Wachovia Treasury Money Market Fund into the Fund. In the transaction, shareholders redeemed 115,695,766 shares of Wachovia Treasury Money Market Fund and purchased the same number of Class S shares of the Fund in consideration for securities valued at $115,695,766, which resulted in no gain or loss to the shareholder. The value of securities received by the Fund and the number of Class S shares issued are reflected as proceeds from shares sold in the Statements of Changes in Net Assets for the year ended January 31, 2003.